Exhibit 99.1

Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
April 18, 2006
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS A 21% INCREASE IN FISCAL YEAR 2006 SECOND QUARTER DILUTED EARNINGS PER SHARE
Quarter Highlights
•	Diluted earnings per share increased 21% to $1.11 per share

•	Net income increased 20% to $352.8 million

•	Consolidated revenue increased 25% to $3.6 billion

•	Homes closed increased 19% to 12,570

•	Sales order backlog increased 15% to an all-time record $7.1 billion (24,017 homes)

•	Net sales orders increased 10% to 15,771 homes

•	Stockholders’ equity increased 33% to $5.9 billion

•	S&P upgraded D.R. Horton’s senior debt to an investment grade rating of BBB-

•	D.R. Horton jumped to No. 162 in the FORTUNE 500
          FORT WORTH, TEXAS — D.R. Horton, Inc., America’s Builder (NYSE:DHI), the largest homebuilder in the United States, Tuesday (April 18, 2006), reported that net income for the second fiscal quarter ended March 31, 2006 increased 20% to $352.8 million ($1.11 per diluted share), compared to $294.0 million ($0.92 per diluted share) for the quarter ended March 31, 2005. Second quarter consolidated revenue increased 25% to $3.6 billion from $2.9 billion in second quarter of fiscal year 2005. Homes closed increased 19% to 12,570 from 10,601 in the year ago quarter.
          For the six months ended March 31, 2006, net income increased 24% to $662.9 million ($2.09 per diluted share), compared to $535.0 million ($1.68 per diluted share) for the same period of fiscal year 2005. Consolidated revenue for the six months increased 20% to $6.5 billion from $5.4 billion for the same period of fiscal 2005. Homes closed in the six-month period increased 11% to 22,461 from 20,281 for the same period of fiscal 2005. The Company also reported a record March 31, 2006 sales order backlog of $7.1 billion (24,017 homes), an increase of 15% from $6.2 billion (21,205 homes) a year ago.

          As previously reported, net sales orders for the second quarter ended March 31, 2006 increased 10% to 15,771 homes ($4.4 billion), compared to 14,401 homes ($4.1 billion) for the same quarter last year. Net sales orders for the first six months of fiscal 2006 increased 12% to 27,234 homes ($7.5 billion), compared to 24,302 homes ($6.8 billion) for the same period last year.
          For fiscal year 2006, the Company continues to expect to close approximately 58,000 homes and generate consolidated revenues in excess of $15.5 billion. The Company is reiterating its diluted earnings per share guidance for fiscal year 2006 to be in the range of $5.25 to $5.35 (on approximately 318 million diluted shares).
          The Company will host a conference call on Tuesday, April 18, 2006 at 10:00 a.m. ET. The dial-in number is 800-374-9096, and the call will also be webcast from www.DRHORTON.com on the “Investor Relations” page.
          Donald R. Horton, Chairman of the Board, said, “We are very pleased with the Company’s solid 21% earnings growth this quarter. The Company’s strong performance in the first half of fiscal 2006, double-digit sales momentum and record $7.1 billion sales order backlog provide a solid foundation for achieving our 29th consecutive year of record revenues and earnings. The Company’s consistently excellent financial performance, strong balance sheet and transparent financial statements have now been recognized with investment grade ratings from all three rating agencies after a recent upgrade by Standard and Poor’s.”
          D.R. Horton, Inc., America’s Builder, is the largest homebuilder in the United States, delivering more than 51,000 homes in its fiscal year ended September 30, 2005. Founded in 1978 in Fort Worth, Texas, D.R. Horton has expanded its presence to include 82 markets in 27 states in the Mid-Atlantic, Midwest, Southeast, Southwest and Western regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $900,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
          Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release relate to (i) the Company’s expectation of 58,000 homes closed and total revenues in excess of $15.5 billion in fiscal year 2006, (ii) the Company’s expectation of fiscal year 2006 diluted earnings per share in the range of $5.25 to $5.35 and (iii) the Company’s expectation that its continued double-digit sales momentum and second quarter record $7.1 billion backlog provide a solid foundation for achieving its 29th consecutive year of record revenues and earnings in fiscal year 2006. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate or other conditions; changes in interest rates, the availability of mortgage financing or increases in the costs of owning a home; governmental regulations and environmental matters; the Company’s substantial debt; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company’s ability to successfully effect its growth strategies; and warranty and product liability claims. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.DRHORTON.com

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three months ended		Six months ended
	March 31,		March 31,
	2005	2006	2005	2006
	($’s in millions, except per share amounts)
Homebuilding:
Revenues:
Home sales	$2,706.8	$3,472.3	$5,155.8	$6,261.4
Land/lot sales	120.1	54.2	145.2	106.9

	2,826.9	3,526.5	5,301.0	6,368.3

Cost of sales:
Home sales	2,034.7	2,594.8	3,866.1	4,612.0
Land/lot sales	72.7	20.1	88.4	39.4

	2,107.4	2,614.9	3,954.5	4,651.4

Gross profit:
Home sales	672.1	877.5	1,289.7	1,649.4
Land/lot sales	47.4	34.1	56.8	67.5

	719.5	911.6	1,346.5	1,716.9

Selling, general and administrative expense	267.0	364.9	524.7	690.5
Interest expense	—	10.6	—	15.0
Other (income)	(5.9)	(5.6)	(10.9)	(10.5)

Operating income from Homebuilding	458.4	541.7	832.7	1,021.9

Financial Services:
Revenues	49.8	71.1	95.8	132.4
General and administrative expense	33.9	49.4	66.6	96.8
Interest expense	2.6	7.8	5.0	15.9
Other (income)	(6.3)	(13.4)	(13.0)	(27.6)

Operating income from Financial Services	19.6	27.3	37.2	47.3

Income before income taxes	478.0	569.0	869.9	1,069.2
Provision for income taxes	184.0	216.2	334.9	406.3

Net income	$294.0	$352.8	$535.0	$662.9

Basic:
Net income per share	$0.94	$1.13	$1.72	$2.12

Weighted average number of common shares	312.0	312.4	311.8	312.7

Diluted:
Net income per share	$0.92	$1.11	$1.68	$2.09

Weighted average number of common shares	318.0	316.7	317.6	317.1

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$56.0	$60.6	$98.9	$104.4

Depreciation and amortization	$12.9	$13.7	$26.8	$26.4

Interest incurred	$80.0	$99.7	$140.9	$181.5

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

As of
March 31, 2006
(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$206.3
Inventories:
Construction in progress and finished homes	4,422.0
Residential land and lots — developed and under development	6,123.9
Land held for development	130.7
Consolidated land inventory not owned	175.8

10,852.4
Property and equipment (net)	115.2
Earnest money deposits and other assets	847.3
Goodwill	578.9

12,600.1

Financial Services:
Cash and cash equivalents	71.9
Mortgage loans held for sale	717.2
Other assets	121.8

910.9

$13,511.0

LIABILITIES
Homebuilding:
Accounts payable	$818.1
Accrued expenses and other liabilities	1,025.4
Notes payable	4,848.7

6,692.2

Financial Services:
Accounts payable and other liabilities	21.8
Notes payable	675.0

696.8

7,389.0

Minority interests	178.0

STOCKHOLDERS’ EQUITY
Common stock	3.2
Additional capital	1,641.7
Retained earnings	4,394.8
Treasury stock (at cost)	(95.7)

5,944.0

$13,511.0

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2005		2006		2005		2006
	Homes	$’s	Homes	$’s	Homes	$’s	Homes	$’s
Mid-Atlantic	1,263	$346.2	1,373	$336.9	2,300	$623.1	2,484	$626.4
Midwest	877	224.4	593	169.0	1,306	349.2	1,151	325.4
Southeast	1,974	498.0	2,449	585.9	3,733	908.6	4,269	1,065.4
Southwest	5,638	1,109.8	6,358	1,280.8	9,576	1,848.6	11,141	2,295.1
West	4,649	1,920.2	4,998	1,990.6	7,387	3,024.9	8,189	3,217.7

	14,401	$4,098.6	15,771	$4,363.2	24,302	$6,754.4	27,234	$7,530.0

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2005		2006		2005		2006
	Homes	$’s	Homes	$’s	Homes	$’s	Homes	$’s
Mid-Atlantic	870	$209.9	1,164	$297.9	1,703	$418.5	2,122	$558.6
Midwest	436	113.0	758	213.4	855	224.5	1,267	350.1
Southeast	1,703	383.3	2,114	541.8	3,097	689.4	3,695	934.0
Southwest	4,549	807.7	4,681	911.3	8,653	1,512.7	8,370	1,656.8
West	3,043	1,192.9	3,853	1,507.9	5,973	2,310.7	7,007	2,761.9

	10,601	$2,706.8	12,570	$3,472.3	20,281	$5,155.8	22,461	$6,261.4

SALES ORDER BACKLOG

	As of March 31,
	2005		2006
	Homes	$’s	Homes	$’s
Mid-Atlantic	2,337	$696.8	2,878	$815.6
Midwest	1,312	394.4	1,245	377.6
Southeast	3,623	917.7	3,710	1,039.8
Southwest	7,555	1,531.2	10,044	2,303.2
West	6,378	2,626.9	6,140	2,567.7

	21,205	$6,167.0	24,017	$7,103.9